UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2010
SUBURBAN PROPANE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 887-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Suburban Propane Partners, L.P. (the “Partnership”) today announced that the Compensation Committee of its Board of Supervisors (the “Board”) recently adopted an Equity Holding Policy which establishes guidelines for the level of Partnership equity holdings that members of the Board and executive management are expected to maintain. The Equity Holding Policy can be accessed through a link on the Partnership’s web site at www.suburbanpropane.com under the Investors section.
The foregoing description of the Equity Holding Policy is qualified in its entirety by the full text of the Policy, which is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.
A copy of the Partnership’s Press Release, dated May 7, 2010 has been furnished as Exhibit 99.2 to this Current Report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

99.1	Equity Holding Policy for Supervisors and Executives of Suburban Propane Partners, L.P.

99.2	Press Release of Suburban Propane Partners, L.P. dated May 7, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.
By:	/s/ PAUL ABEL
	Name:	Paul Abel
	Title:	Vice President, General Counsel & Secretary

Date: May 10, 2010

EXHIBITS

99.1	Equity Holding Policy for Supervisors and Executives of Suburban Propane Partners, L.P.

99.2	Press Release of Suburban Propane Partners, L.P. dated May 7, 2010